PRESSRELEASE
www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX 77060-3500  ·  281-618-0400 ·  fax: 281-618-0505

For Immediate Release		06-026
	Contact:	Wade Pursell
Date: October 2, 2006	Title:	Chief Financial Officer

Helix Issues Revised 2006 Earnings Guidance
HOUSTON, TX — Helix Energy Solutions (NYSE: HLX) today announced that it now expects 2006 earnings to fall in the revised range of $2.80 to $3.20 per diluted share. See attached “Key Variables” for the general range of assumptions embedded in the revised and previous earnings estimates.
Martin Ferron, President and Chief Executive Officer, stated, “The main reason for the revised guidance is lower production volumes caused by both third party pipeline shut-ins and production management integration following the closing of the acquisition of Remington Oil and Gas. These latter integration issues are now largely behind us. Most of the production shortfall is due to factors beyond our control as are prevailing spot commodity prices, which are below the low end of our previous expectations.
“While we are obviously disappointed to reduce our near term earnings estimates we still expect significant earnings growth in the coming year, especially as the market for our contracting services continues to improve. We are deep into our budgeting process and expect to update our 2007 earnings guidance in early December.”
Helix Energy Solutions, headquartered in Houston, Texas, is an energy services company that provides innovative solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including diving services, shelf and deepwater construction, robotics, well operations, well engineering and subsurface consulting services, platform ownership and oil and gas production.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the anticipated results (financial or otherwise) of the merger of Remington Oil and Gas Corporation into a wholly-owned subsidiary of Helix; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ending December 31, 2005; and, with respect to the Remington merger, actual results could differ materially from Helix’s expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Helix’s and Remington’s respective businesses. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements.

Key Variables

	Revised 2006		Previous 2006
	Low	High	Low	High
Contracting Services:
Revenues (millions)	$930	$970	$900	$1,000
EBITDA Margins (1)	36%	40%	35%	40%
Production Facilities:
Equity in Earnings (millions)	$18	$22	$20	$24
Oil & Gas:
Oil Price (per bbl)	$55.00	$65.00	$60.00	$70.00
Natural Gas Price (per mcf)	$4.00	$7.00	$5.00	$7.00
Production (BcFe)	52	55	57	62.5
Dry Hole Expense (millions)	$42	$35	$35	$25
Corporate:
SG&A % of Revenue	9%	8%	9%	8%
Effective Tax Rate	35%	34%	35%	34%
Average Shares Outstanding (millions)	91	90	91	90

(1)	See GAAP reconciliation at www.HelixESG.com.